Exhibit 5.1

December 10, 2010

Identive Group, Inc.

1900-B Carnegie Avenue

Santa Ana, California 92705

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel to Identive Group, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission on or about December 10, 2010, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares of common stock of the Company (the “Shares”) issuable pursuant to the Identive Group, Inc. 2010 Bonus and Incentive Plan (the “Plan”). The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 13, 1996, as amended and restated to date;

B.	The Bylaws as adopted by the Company, as amended to date;

C.	Various resolutions of the Board of Directors of the Company or committees thereof authorizing the adoption of the Plan and the issuance of the Shares;

D	The Registration Statement; and

E.	The Plan.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Plan.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP